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                                                                     Exhibit 5.1

                                 Letterhead of
                            [Beckley Singleton CHTD]
                                Attorneys at Law



                                  April 3, 2007


American Oriental Bioengineering, Inc.
485 Nan Zhi Road
Dao Wai District
Harbin, Peoples Republic of China 150056


      RE:   AMERICAN ORIENTAL BIOENGINEERING, INC. 2006 EQUITY INCENTIVE PLAN


Ladies and Gentlemen:

      We have acted as Nevada counsel to American Oriental Bioengineering, Inc. (the "Company") with respect to certain corporate matters in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 5,000,000 shares of the Company's common stock (the "Shares") that may be issued, pursuant to options and stock awards, under the Company's 2006 Equity Incentive Plan (the "Plan").

      In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Company, and the legal, valid and binding effect thereof on the other parties thereto; and (g) that the Company will act in accordance with its representations and warranties as set forth in the Registration Statement and the Plan.

      In connection with our opinion as set forth below, we have examined originals or copies of the following documents or records of the Company as described below:

      (a)   The Registration Statement;
      (b)   The Plan;

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American Oriental Bioengineering, Inc.
April 3, 2007
Page 2 of 3


      (c) The Amendment and Restatement of Articles of Incorporation of American Oriental Bioengineering, Inc., filed with the Nevada Secretary of State on October 2, 2002;
      (d) The Certificate of Correction filed with the Nevada Secretary of State on October 19, 2004;
      (e) The Certificate of Correction filed with the Nevada Secretary of State on November 12, 2004;
      (f) The Second Certificate of Correction filed with the Nevada Secretary of State on November 12, 2004;
      (g) The Amended and Restated By-Laws of American Oriental Bioengineering, Inc., dated August 21, 2006;
      (h) The Certificate of Change filed Pursuant to N.R.S. ss. 78.209 For Nevada Profit Corporations filed with the Nevada Secretary of State on January 20, 2006;
      (i) The Certificate of Correction filed with the Nevada Secretary of State on January 23, 2006;
      (j) The Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on February 21, 2007; and
      (k) The Officer's Certificate of American Oriental Bioengineering, Inc., dated November 21, 2006.

      We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

      Based upon such examination, and subject to the qualifications and limitations contained herein, it is our opinion that the Shares, when issued in the manner provided for in the Plan, will be validly issued, fully paid and non-assessable.

      We express no opinion regarding the effect of any securities laws on the shares described in the Registration Statement or on any shares or options issued by the Company including, without limitation, the following acts or laws:

      (a)   The Securities Act of 1933;
      (b)   The Securities Exchange Act of 1934;
      (c)   The Public Utility Holding Company Act of 1935;
      (d)   The Investment Company Act of 1940;
      (e)   The Investment Advisers Act of 1940;
      (f)   The Employee Retirement Income Security Act of 1974;
      (g)   The National Housing Act;
      (h)   The Commodity Exchange Act;
      (i) Chapter 90 of the Nevada Revised Statutes and any regulation promulgated pursuant to those statutes.

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American Oriental Bioengineering, Inc.
April 3, 2007
Page 3 of 3


      It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP, to represent it with respect to the Registration Statement.

      We express no opinion regarding the existence of: (a) any issuer's lien pursuant to N.R.S. ss. 104.8209; (b) adverse claim as defined by N.R.S. ss. 104.8102; or (c) any other security interest, including those arising under Articles 8 and 9 of the U.C.C., against the common stock which is the subject of the Registration Statement.

      While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada or consulted with members of this firm who are admitted in any other jurisdictions other than Nevada with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

      The opinions expressed herein are given to you solely for your use in connection with the Registration Statement and the transactions contemplated by the Plan and, except as provided above, may not be relied upon by any other person or entity for any other purpose without our prior consent.

                                                  Sincerely yours,

                                                  /s/ Beckley Singleton, Chtd.

                                                  Beckley Singleton, Chtd.